EXHIBIT 99.1

Amyris Reports Third Quarter 2015 Financial Results

27% Product Revenue Growth from Second Quarter 2015, Lower Operating Expenses and Strong Operational Performance

  Signed multi-year Technology Investment Agreement with Defense Advanced Research Projects Agency (DARPA) with contract value of approximately $35 million
  Q3 2015 revenues of $8.6 million were in line with the company's expected range and after adjusting for once yearly initial production of a fragrance ingredient is more comparable to Q3 2014. The company's second F&F ingredient is expected to ship in Q4 2015 and positively impact Q4 revenues.
  Achieved record low farnesene manufacturing cash cost of $1.75 per liter in September 2015
  Expecting record fourth-quarter 2015 product revenue

EMERYVILLE, Calif., Nov. 5, 2015 (GLOBE NEWSWIRE) -- Amyris, Inc. (Nasdaq:AMRS), the industrial bioscience company, today announced financial results for the third quarter ended September 30, 2015.

"During the third quarter, we continued to execute on our plan, including improving our balance sheet while growing our collaborations pipeline with the signing of a key agreement with DARPA, and we continued to lower our cash costs," said John Melo, Amyris President & CEO. "We also achieved breakthrough fermentation performance with our second fragrance molecule, which we began manufacturing in September and which we expect to make a strong contribution to our fourth-quarter product revenues."

"We are tracking a number of collaborations opportunities that, when combined with a sequential acceleration in product revenue in the fourth quarter should have Amyris on track to complete a solid 2015," continued Melo. "We are also highly focused on continuing to improve our financial performance which, when combined with our strong growth in Personal Care ingredients and High Performance specialty chemicals, will help set the stage for 2016 to be a positive free cash flow year for the company."

Business Highlights

Other key operating and development highlights during the third quarter and, more recently, included:

Collaborations

  Announced multi-year technology investment agreement with DARPA with a contract value of approximately $35 million, and allow Amyris to expand its research activities across multiple new organisms, add hundreds of new molecules from multiple pathways to Amyris's product portfolio, and integrate several advanced technologies into Amyris's strain improvement pipeline
  Progressed food ingredients collaboration, with approximately $1 million in milestone payments received to date.

Personal Care

  Entered into a memorandum of understanding for exclusive cosmetic distribution partnership with Contém1g, as exclusive retail distributor of Biossance™ brand products in Brazil ─ 2nd largest and one of fastest-growing cosmetics markets in world
  Manufactured second critical fragrance ingredient successfully developed and produced at industrial scale just 10 months after starting as a research and development target due to the unprecedented speed and predictable, breakthrough performance of Amyris's HI-RYSE™ (Hyper-Integration for Rapid Yeast Strain Engineering) technology platform.

Performance Chemicals

  Expanded distribution of Muck Daddy™ with top auto detailing brand, Adam's Polishes, through co-branded inclusion in its catalog and positioned Muck Daddy for further market expansion through custom formulations, private label, and co-branded products, along with direct sales
  Achieved record low farnesene cash cost of production of $1.75/liter, positioning Amyris to accelerate sales growth in performance polymers and industrial solvents markets where Amyris's products are environmentally and cost advantaged for customers.

Financial Performance

Third Quarter 2015

  GAAP revenues were $8.6 million, compared with $16.3 million for the third quarter of 2014. The decline was driven by a large annual F&F product sale in Q3 2014. Our second F&F product sales, representing the initial sale under an annual supply agreement, is expected to ship in the fourth quarter of this year. Collaboration and grants revenues contributed $4.4 million to total GAAP revenues for the quarter, compared with $4.9 million for the third quarter of 2014.
  Cost of products sold decreased to $8.5 million for third-quarter 2015 from $10.1 million for the third quarter of 2014 driven mainly by lower product sales. Our adjusted gross margin in Q3 2015, excluding inventory provisions, depreciation, and excess capacity, declined due to a greater percentage of fuel sales overall in the product mix, as well as the Q3 2014 F&F shipment.
  Net loss attributable to Amyris common stockholders for the third quarter of 2015 was $76.7 million, or $0.55 per basic share and diluted basis. Included in the third quarter net loss were several large non-cash related items, including a loss from debt extinguishment, acceleration of the amortization of debt discount, changes in fair value of derivatives, and impairment of assets. Adjusted net loss, excluding these non-recurring items, and excluding stock-based compensation, was $32.3 million, or $0.23 per basic share.
  Net cash outflow in Q3 2015, before financing was $25.0 million, compared to $32.8 million for Q3 2014. Q3 2015 cash outflow, similar to Q2 2015, was driven by the timing of collaboration inflows, as well as higher marketing spend in the third quarter. We expect an improvement in cash flow in the fourth quarter supported by collaboration inflows and improved product sales and sales mix.

Nine Months Ended September 30, 2015

  GAAP revenues were $24.3 million for the nine months ended September 30, 2015 compared with $31.7 million for the same period last year. The decline was driven by the large initial annual F&F product shipment occurring in Q3 2014.  Collaboration revenues contributed $14.6 million of total revenues for the nine months ended September 30, 2015, compared with $13.0 million for the same period in 2014.
  Cash revenue inflows for the nine months ended September 30, 2015 were $41.3 million
  Net loss attributable to Amyris common stockholders for the nine months ended September 30, 2015, was $176.0 million, or $1.76 per basic and diluted share. Included in the nine months ended September 30, 2015 net loss were several large non-cash related items, including a loss from debt extinguishment, acceleration of the amortization of debt discount, changes in fair value of derivatives, and impairment of assets. Adjusted net loss, excluding these non-recurring items, and excluding stock-based compensation, was $101.8 million, or $1.02 per basic share.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Condensed consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management's internal comparisons to Amyris's historical performance as well as comparisons to the operating results of other companies. Management believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision-making.

Adjusted net income (loss) is calculated using GAAP net income (loss) excluding loss on purchase commitments and impairment of property, plant, and equipment, stock-based compensation, gains and losses from changes in fair value of derivatives and losses on debt extinguishment and acceleration of debt discount accretion.

Cash revenue inflows represent GAAP product revenue plus the cash received from collaborations and grants. Cash revenue inflows are calculated using GAAP revenues and adding the related changes in accounts receivable and deferred liabilities related to revenue recognized for these collaborations and grants to equal funds received during the period, along with any funding associated with collaborations.

Non-GAAP financial information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP in order to understand Amyris's operating performance. A reconciliation of the non-GAAP financial measures presented in this release, including non-GAAP net income (loss), cash revenue inflows, and other measures, is provided in the tables attached to this press release.

QUARTERLY CONFERENCE CALL TODAY

Amyris will discuss these results and provide a business update in a conference call scheduled for 4:30 p.m. ET (1:30 p.m. PT) today. Investors may access the call by dialing (866) 516-3867, participant passcode: 65063680.

A live audio webcast of this conference call and accompanying presentation is also available by visiting the investor relations section of the company's website at http://investors.amyris.com. A replay of the webcast will be available at the investor relations section of the company's website approximately two hours after the conclusion of the call.

About Amyris

Amyris is the integrated renewable products company that is enabling the world's leading brands to achieve sustainable growth. Amyris applies its innovative bioscience solutions to convert plant sugars into hydrocarbon molecules, specialty ingredients and consumer products. The company is delivering its No Compromise® products in focused markets, including specialty and performance chemicals, fragrance ingredients, and cosmetic emollients. More information about the company is available at www.amyris.com.

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical facts could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events such as potential amounts of revenue that could be recognized by Amyris under contract with DARPA, shipment of a second fragrance ingredient product in the fourth quarter and the positive impact of such shipment on fourth quarter revenues, expectations for record fourth quarter product revenues, outlook for the full year 2015, an expectation for 2016 to be a positive free cash flow year, benefits of a DARPA contract for the company's technology platform, the possibility of a cosmetic distribution partnership contemplated by a memorandum of understanding, and anticipated performance and cost advantages of Amyris products, that involve risks and uncertainties. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including timing and execution risks associated with manufacturing, uncertainty regarding timing of closing transactions and growth in sales, potential delays or failures in development, production and commercialization of products, liquidity and ability to fund operating and capital expenses, Amyris's reliance on third parties to achieve its goals, and other risks detailed in the "Risk Factors" section of Amyris's annual report on Form 10-Q filed on August 10, 2015. Amyris disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo, Biossance, and Muck Daddy are trademarks or registered trademarks of Amyris, Inc. All other trademarks are the property of their respective owners.

-Financial Tables Attached-

Amyris, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	December 31,
	2015	2014

Assets
Current assets:
Cash, cash equivalents and short-term investments	$ 11,898	$ 43,422
Restricted cash	215	--
Accounts receivable, net	3,806	8,687
Related party accounts receivable	575	455
Inventories, net	11,102	14,506
Prepaid expenses and other current assets	7,034	6,534
Total current assets	34,630	73,604
Property, plant and equipment, net	81,941	118,980
Restricted cash	957	1,619
Equity and loans in affiliate	1,815	2,260
Other assets	9,591	13,635
Goodwill and intangible assets	6,085	6,085
Total assets	$ 135,019	$ 216,183

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$ 11,275	$ 3,489
Deferred revenue	9,204	5,303
Accrued and other current liabilities	16,832	13,565
Capital lease obligation, current portion	555	541
Debt, current portion	20,902	17,100
Total current liabilities	58,768	39,998
Capital lease obligation, net of current portion	280	275
Long-term debt, net of current portion	90,532	100,122
Related party debt	42,401	115,239
Deferred rent, net of current portion	9,845	10,250
Deferred revenue, net of current portion	4,462	6,539
Derivative liabilities	62,966	59,736
Other liabilities	7,230	9,087
Total liabilities	276,484	341,246

Amyris, Inc. stockholders' deficit	(141,169)	(124,452)
Noncontrolling interest	(296)	(611)
Total stockholders' deficit	(141,465)	(125,063)

Total liabilities and stockholders' deficit	$ 135,019	$ 216,183

Amyris, Inc.
Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues
Renewables	$ 4,226	$ 11,112	$ 9,661	$ 18,333
Related party renewables	2	368	2	402
Total product sales	4,228	11,480	9,663	18,735
Grants and collaborations revenue	4,363	4,861	14,643	12,954
Total revenues	8,591	16,341	24,306	31,689
Costs and operating expenses
Cost of products sold	8,455	10,146	26,057	23,893
Loss on purchase commitments and impairment of property, plant, and equipment	7,259	952	7,259	1,111
Research and development (1)	10,343	12,181	33,521	37,342
Sales, general and administrative (1)	14,103	14,356	42,859	41,726
Total costs and operating expenses	40,160	37,635	109,696	104,072
Loss from operations	(31,569)	(21,294)	(85,390)	(72,383)
Other income (expense):
Gain (loss) from change in fair value of derivatives & debt extinguishment (2)	(27,674)	(6,000)	(16,252)	37,636
Other income (expense), net	(16,666)	(8,466)	(72,026)	(19,721)
Total other income (expense)	(44,340)	(14,466)	(88,278)	17,915
Loss before income taxes and loss from investments in affiliates	(75,909)	(35,760)	(173,668)	(54,468)
Provision for income taxes	(119)	(134)	(355)	(370)
Net loss before loss from investments in affiliates	(76,028)	(35,894)	(174,023)	(54,838)
Loss from investments in affiliates	(660)	(778)	(2,089)	(988)
Net loss	$ (76,688)	$ (36,672)	$ (176,112)	$ (55,826)
Net loss attributable to noncontrolling interest	24	31	78	91
Net loss attributable to Amyris, Inc. common stockholders	$ (76,664)	$ (36,641)	$ (176,034)	$ (55,735)
Net loss per share attributable to common stockholders, basic	$ (0.55)	$ (0.46)	$ (1.76)	$ (0.71)
Net loss per share attributable to common stockholders, diluted	$ (0.55)	$ (0.46)	$ (1.76)	$ (0.94)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock:
Basic	140,374,297	78,980,402	100,103,007	78,146,365
Diluted	140,374,297	78,980,402	100,103,007	111,114,801

(1) Includes stock-based compensation expense of the following for the periods presented:

Research and development	$ 530	$ 915	$ 1,776	$ 2,622
Sales, general and administrative	1,726	2,657	5,188	8,147
	$ 2,256	$ 3,572	$ 6,964	$ 10,769

(2) For the third quarter of 2015, the Company recorded a non-cash loss from revaluation of its derivative liabilities of $21.7 million and a loss on extinguishment of debt of $6.0 million. The loss on derivative liabilities was primarily due to the reset of conversion prices in certain convertible notes and an additional derivative feature as a result of the private offering completed on July 29, 2015. The loss on extinguishment of debt is due to the impact of the the Exchange and Maturity Treatment Agreements which completed on July 29, 2015.

Amyris, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
(In thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Net loss attributable to Amyris, Inc. common stockholders (GAAP)	$ (76,664)	$ (36,641)	$ (176,034)	$ (55,735)
Loss on purchase commitments and impairment of property, plant, and equipment	7,259	952	7,259	1,111
Stock-based compensation expense	2,256	3,572	6,964	10,769
(Gain) loss from change fair in value of derivatives & debt extinguishment	27,674	6,000	16,252	(37,636)
Acceleration of debt discount accretion associated with the debt conversion transaction	7,147	--	43,717	--
Net loss attributable to Amyris, Inc. common stockholders (Non-GAAP)	$ (32,328)	$ (26,117)	$ (101,842)	$ (81,491)

Net loss per share attributable to Amyris, Inc. common stockholders, basic (GAAP)	$ (0.55)	$ (0.46)	$ (1.76)	$ (0.71)
Loss on purchase commitments and impairment of property, plant, and equipment	$ 0.05	$ 0.01	$ 0.07	$ 0.01
Stock-based compensation expense	$ 0.02	$ 0.04	$ 0.07	$ 0.14
Gain (loss) from change fair in value of derivative & debt extinguishment	$ 0.20	$ 0.08	$ 0.16	$ (0.48)
Acceleration of debt discount accretion associated with the debt conversion transaction	$ 0.05	$ --	$ 0.44	$ --
Net loss per share attributable to Amyris, Inc. common stockholders, (Non-GAAP)	$ (0.23)	$ (0.33)	$ (1.02)	$ (1.04)

Amyris, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Product sales (GAAP & Non-GAAP)
Renewables	$ 4,228	$ 11,480	$ 9,663	$ 18,735
Product sales (GAAP & Non-GAAP)	$ 4,228	$ 11,480	$ 9,663	$ 18,735

Grants and collaborations revenue (GAAP)	$ 4,363	$ 4,861	$ 14,643	$ 12,954
Change in accounts receivable, deferred revenue and fundings associated with collaborations	(2,763)	10,821	17,002	21,570
Collaborations Inflows (Non- GAAP) (1)	$ 1,600	$ 15,682	$ 31,645	$ 34,524

Total Revenues (GAAP)	$ 8,591	$ 16,341	$ 24,306	$ 31,689
Change in accounts receivable, deferred revenue and fundings associated with collaborations	(2,763)	10,821	17,002	21,570
Total Cash Revenue Inflows (Non-GAAP) (1)	$ 5,828	$ 27,162	$ 41,308	$ 53,259

Research and development (GAAP)	$ 10,343	$ 12,181	$ 33,521	$ 37,342
Stock-based compensation expense	(530)	(915)	(1,776)	(2,623)
Depreciation and amortization	(1,775)	(1,925)	(5,507)	(5,886)
Research and development (Non-GAAP)	$ 8,038	$ 9,341	$ 26,238	$ 28,833

Sales, general and administrative (GAAP)	$ 14,103	$ 14,356	$ 42,859	$ 41,726
Stock-based compensation expense	(1,726)	(2,657)	(5,188)	(8,146)
Depreciation and amortization	(314)	(427)	(1,071)	(1,188)
Sales, general and administrative (Non-GAAP)	$ 12,063	$ 11,272	$ 36,600	$ 32,392

(1) The largest differences between the GAAP and non-GAAP collaborations numbers are (i) timing of revenue recognition and (ii) the TOTAL collaboration cash, which is treated as debt for GAAP purposes.

The three months ended September 30, 2015 and 2014, includes zero and $10.9 million, respectively, and the nine months ended September 30, 2015 and 2014, includes $10.9 million and $10.9 million, respectively, of funding from TOTAL which is in the form of convertible debt financing as contemplated in the July 2012 Amended Collaboration Agreement with TOTAL.

CONTACT: Peter DeNardo
         Director, Investor Relations and
         Corporate Communications
         Amyris, Inc.
         +1 (510) 740-7481
         investor@amyris.com
         pr@amyris.com